K&L Gates llp 1 Park Plaza Twelfth Floor Irvine, CA 92614 T 949.253.0900 F 949.253.0902 klgates.com

December 14 , 2017

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (File No. 333-220372) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of (i) 2,156,250 shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), including 281,250 shares of Common Stock subject to the underwriters’ option to purchase additional shares to cover over-allotments (together, the “Company Shares”) and (ii) 1,018,869 shares of Common Stock, consisting of (a) 561,336 shares of Common Stock issuable upon conversion of certain outstanding convertible notes (the “Note Shares”) held by the selling stockholders listed in the second appearing prospectus included in the Registration Statement (collectively, the “Selling Stockholders”), (b) 450,033 shares of Common Stock issuable upon exercise of outstanding warrants held by certain of the Selling Stockholders (the “Warrant Shares”), and (c) 7,500 shares of our Common Stock held by a certain Selling Stockholder (collectively, the “Stockholder Shares”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter, (iii) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company, each of which have been filed with the Commission as an exhibit to the Registration Statement, and (iv) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Shares, and matters in connection therewith. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law.

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Based upon and subject to the foregoing, it is our opinion that (i) the Company Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company, or a committee thereof, and as described in the Registration Statement, will be validly issued, fully paid and nonassessable, (ii) the Warrant Shares have been duly authorized by the Company and, when and if paid for and issued upon the exercise of the warrants in accordance with their terms as described in the Registration Statement, such Warrant Shares will be validly issued, fully paid and non-assessable, (iii) the Note Shares, have been duly authorized by the Company and, when and if paid for and issued upon the conversion of the notes in accordance with their terms as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the Stockholder Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP